UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2022

REMITLY GLOBAL, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	021-344104	83-2301143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1111 Third Avenue, Suite 2100
Seattle, WA 98101
(Address of Principal Executive Offices and Zip Code)
(888) 736-4859
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	RELY	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2022, Hemanth Munipalli, age 52, was appointed Chief Financial Officer of Remitly Global, Inc. (the “Company”), effective July 18, 2022. Mr. Munipalli will report to the Company’s Chief Executive Officer in this position. Since August 2016, Mr. Munipalli has served in various financial leadership roles at Expedia Group, most recently as Senior Vice President and Chief Financial Officer of Marketplace Services and Egencia. Previously, Mr. Munipalli served as Chief Financial Officer at General Motors China Group and prior to that role, Mr. Munipalli served in various financial roles at the General Motors Company since 2005. The Company issued a press release on June 6, 2022 announcing Mr. Munipalli’s appointment, a copy of which is attached as Exhibit 99.1 to this report.

Pursuant to the terms of Mr. Munipalli’s offer of employment, he will receive an annual base salary of $290,000, subject to annual review. Mr. Munipalli will also be eligible to receive an equity award in the form of restricted stock units with a four-year target equity value of $7,000,000, comprised of $6,000,000 in restricted stock units and the remaining $1,000,000 in options. Mr. Munipalli will also receive a signing bonus of $150,000, payable in the first pay period after the commencement of his employment. In the event that Mr. Munipalli’s employment is terminated for any reason within one-year following the payment of the signing bonus, the Company would be entitled to recover all or a portion of the signing bonus, depending on the timing of Mr. Munipalli’s departure. Mr. Munipalli will be eligible to participate in all employee benefit plans and programs generally available to the Company’s associates and officers, including the Company’s the 401(k) Plan.

In addition, Mr. Munipalli will enter into an employment agreement with the Company, consistent with the employment agreements with the Company’s other executives. The employment agreement will generally state that he will receive an annual base salary, that he is eligible to participate in the Company’s employee benefit plans to the extent he meets eligibility requirements, that his employment will be on an at-will basis, and that he does not have a fixed employment term. Mr. Munipalli and the Company will also enter into a Change in Control and Severance Agreement consistent with Exhibit 10.5 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

The foregoing description of the agreements contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text thereof. A copy of any applicable agreement will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending June 30, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 6, 2022
104	Cover page interactive data file (embedded with the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Remitly Global, Inc.

Date: June 6, 2022	By:	/s/ Saema Somalya
Saema Somalya
Executive Vice President, Legal and Risk

2